SECURITIES AND EXCHANGE COMMISSION



                              Washington, D.C.  20549



                                      FORM 8-K


                                   CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



                                 December 9, 1996




                                 Mallinckrodt Inc.
             (Exact name of registrant as specified in its charter)




           New York                  1-483              36-1263901
(State or other jurisdiction      (Commission    (I.R.S. Employer
    of incorporation)              File Number)   Identification No.)



 7733 Forsyth Boulevard, St. Louis, MO                 63105-1820
(Address of principal executive offices)               (ZIP Code)


Registrant's telephone number,                         (314) 854-5200
   including area code











Item 5.  Other Events
A press release was issued December 9, 1996. The relevant portion of the text of that release was as follows:

(*) Indicates registered trademark.

GastroMARK(*) Imaging Agent Cleared for Marketing in U.S.

ST. LOUIS, Mo. and Cambridge, Mass., December 9, 1996 -- Advanced Magnetics, Inc.(AMEX:AVM) and Mallinckrodt Inc. (NYSE:MKG) today announced that GastroMARK, a contrast agent for use with magnetic resonance imaging (MRI) of the gastrointestinal tract, has been cleared for marketing in the United States. GastroMARK, the first superparamagnetic oral MRI contrast agent to be marketed in the United States, will be used to mark the bowel and distinguish the bowel from adjacent abdominal structures and from areas of suspected pathology.
     "This has been a significant year in the history of Advanced Magnetics," stated Jerome Goldstein, president and CEO of Advanced Magnetics. "With our second U.S. marketing clearance this year, the company is emerging from the development stage to commercialization. We are already working with Mallinckrodt to ensure the successful launch of GastroMARK." Additionally, Advanced Magnetics' liver contrast agent, Feridex I.V.(*) was also cleared for marketing in the United States this year.
     "We are delighted to be able to add GastroMARK to our line of medical imaging products," stated James C. Carlile, president of Mallinckrodt's Medical Imaging Division. "We believe magnetic resonance imaging will continue to grow as an important imaging technology,and we intend to offer more products to serve the MRI market."
     The clearance of GastroMARK triggers a milestone payment from Mallinckrodt to Advanced Magnetics. Mallinckrodt will market the product in the United States, Canada and Mexico with rights in additional territories. GastroMARK was approved earlier this year in Canada.
     "GastroMARK is particularly effective because it darkens the bowel in the MR image which is easier to read than other currently available MR and CT contrast agents in which the bowel is brightened," stated Pablo Ros, M.D. F.A.C.R. and associate chairman, Department of Radiology, Magnetic Resonance Imaging, Shands Hospital, University of Florida College of Medicine.
     The safety and efficacy of GastroMARK was evaluated in clinical trials conducted in the United States. The most frequently reported adverse events were diarrhea and flatulence; a large number of patients also reported these events prior to ingestion of GastroMARK.
     GastroMARK has also been cleared for marketing in western Europe, under the brand name Lumirem(*). It is being marketed in Europe by Guerbet S.A. of France.
     Advanced Magnetics, Inc. is a pharmaceutical company involved in the development and manufacture of MRI contrast agents for the diagnosis of cancer and other diseases as well as the development of targeted therapeutics for the treatment of liver diseases and other organ-specific diseases.
     Mallinckrodt is an international growth company serving specialty markets in human healthcare and chemicals. Dedicated to improving healthcare and chemistry, the company is a major producer of diagnostic imaging agents, medical devices, pain relief pharmaceuticals,catalysts and laboratory and microelectronic chemicals. The St.Louis, Missouri-based company,with fiscal 1996 net sales of $2.2 billion, sells more than 2,000 products in more than 100 countries. Mallinckrodt employs about 10,400 people worldwide. The Mallinckrodt web site address is <www.mallinckrodt.com>.

Any statements which are not historical facts contained in this press release are forward-looking statements that involve risks and uncertainties, including but not limited to, those relating to the timing of the marketing launch of GastroMARK, the market acceptance of GastroMARK, and other risks identified in Advanced Magnetics, Inc.'s Securities and Exchange Commission filings.

                            #  #  #

Mallinckrodt Inc.



ROGER A. KELLER
Vice President, Secretary
and General Counsel

DATE:  December 12, 1996